UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022

BRIDGETOWN HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-249000	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 38/F Champion Tower

3 Garden Road, Central

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +852 2514 8888

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Shares, par value $0.0001 per share	BTWN	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	BTWNW	The NASDAQ Stock Market LLC
Units, each consisting of one Class A Ordinary Share and one-third of one Redeemable Warrant	BTWNU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On October 13, 2022, Bridgetown Holdings Limited (the “Company”) held its extraordinary general meeting in lieu of the 2022 annual general meeting of shareholders (the “EGM”). At the EGM, the Extension Amendment Proposal (as defined below) to amend the Company’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. Under Cayman Islands law, the Charter Amendment took effect upon approval of the Extension Amendment Proposal. The Company plans to file the Charter Amendment with the Cayman Islands General Registry within 15 days of the EGM. The terms of the Charter Amendment are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 29, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the EGM, the Company’s shareholders were presented with a proposal to extend the date by which the Company must consummate an initial business combination from October 20, 2022 (which is 24 months from the closing of the Company’s initial public offering) to October 20, 2023 (or such earlier date as determined by the Company’s Board of Directors) by amending the Company’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”).

Set forth below are the final voting results for the Extension Amendment Proposal. Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, and as required by Cayman Islands law, the approval of the Extension Amendment Proposal requires the affirmative vote of at least two-thirds of holders of Class A and Class B ordinary shares (the “Ordinary Shares”) who attend and vote at the EGM with a quorum.

The Extension Amendment Proposal was approved with the following vote from the holders of Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
46,720,140	6,352,133	3,595	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 44,406,317 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.08 per share, for an aggregate redemption amount of approximately $447,637,640.94, in connection with the Extension Amendment Proposal.

A proposal to adjourn the EGM to a later date was not presented because there were enough votes to approve the Extension Amendment Proposal.

[Signature to follow]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2022

BRIDGETOWN HOLDINGS LIMITED

By:	/s/ Daniel Wong
Name:	Daniel Wong
Title:	Chief Executive Officer and Chief Financial Officer

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